Exhibit 10.111

SURRENDER AGREEMENT

This SURRENDER AGREEMENT (this “Agreement”) dated as of October 21, 2015, by and between Twinlab Consolidated Holdings, Inc., a Nevada corporation (“Company”), and Thomas A. Tolworthy (“Transferor”).

WITNESSETH:

WHEREAS, the Company, on the one hand, and each of the purchasers listed on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”) respectively, on the other hand, are parties to Stock Purchase Agreements dated October 21, 2015 (the "Purchase Agreements") pursuant to which the Company shall issue and sell to each Purchaser a number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a purchase price as set forth in Exhibit A, which shall in the aggregate result in the sale of a total of 3,448,276 shares of Common Stock to the Purchasers for an aggregate purchase price of $1,000,000.04;

WHEREAS, Transferor is the holder of 48,306,898 shares of Common Stock of which 9,306,898 shares are subject to a Surrender Agreement between the Transferor and the Company, dated September 3, 2014 (the “Original Surrender Agreement”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreements that immediately prior to the consummation of the transactions contemplated thereby that the Transferor contributes, transfers, assigns, conveys and delivers to the Company, and the Company accepts and acquires from Transferor, 3,448,276 shares of Common Stock pursuant to the terms of this Agreement; and

WHEREAS, in order to induce the Purchasers to purchase the shares provided for by the Purchase Agreements, the Transferor desires to surrender 3,448,276 shares of Common Stock held by him pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Surrender of Common Stock.

(a)          In consideration of one dollar ($1.00), the receipt and sufficiency of which are hereby acknowledged by Transferor, concurrently with the closing of the transactions contemplated by the Purchase Agreements, Transferor hereby irrevocably agrees to contribute, transfer, assign, convey and deliver to the Company 3,448,276 shares of Common Stock (the “Surrendered Shares”), free and clear of any mortgage, pledge, lien, encumbrance, charge, security, security interest or other claim against title; it being agreed that (i) all such Surrendered Shares shall be surrendered pursuant solely to this Agreement and not from shares owned by Transferor and subject to the Original Surrender Agreement, and (ii) 9,306,898 shares held by Transferor shall remain subject to surrender to the Company pursuant to the Original Surrender Agreement. As a result of such surrender and transfer, the parties hereto agree and affirm that Transferor shall have absolutely and irrevocably released any and all of his interests in all of the Surrendered Shares. Concurrently with the execution of this Agreement, the Transferor is delivering to the Company a stock certificate which represents the Surrendered Shares and will execute a stock power if requested by the Company.

(b)          The Company agrees that the Surrendered Shares shall be placed in the Company’s treasury to offset shares of Common Stock issued to the Purchasers pursuant to the terms of the Purchase Agreement.

2.           Acknowledgements, Representations, Warranties and Agreement of Transferor. In connection with the execution of this Agreement and in order to induce Purchasers to consummate the transactions described above, Transferor hereby represents, warrants and agrees that Transferor has good and marketable title to the Surrendered Shares, free and clear of any mortgage, pledge, lien, encumbrance, charge, security, security interest or other claim against title, other than general restrictions under federal and state securities laws.

3.           Covenant of Transferor. From and after the date of this Agreement, Transferor shall execute and deliver (or cause to be executed and delivered) such further instruments of conveyance and transfer and take such additional action as the Company may reasonably request to effect, consummate, confirm or evidence the contribution to the Company of the Surrendered Shares. Transferor hereby agrees to indemnify and hold harmless the Company from any losses or damage, fees, costs or expenses that may be incurred by the Company due to a breach of this Agreement by Transferor.

4.           Miscellaneous.

(a)          Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b)          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) on the first business day following date sent if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent (if such date is a business day at the recipient’s address, otherwise on the next business day at the recipient’s address) by facsimile or e-mail of a PDF document (with confirmation of receipt by recipient); in each case a party’s refusal or willful avoidance of delivery shall be deemed to constitute delivery. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4(b)):

If to the Company:	Twinlab Consolidated Holdings, Inc.
632 Broadway, Suite 201
New York, NY 10012
Facsimile: (212) 505-5413
E-mail: rneuwirth@twinlab.com
Attention: General Counsel

To Transferor:	Mr. Thomas Tolworthy
c/o Twinlab Consolidated Holdings, Inc.
632 Broadway, Suite 201
New York, NY 10012
Facsimile: (212) 505-5413
E-mail: ttolworthy@twinlab.com

(c)          Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

(d)          Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(e)          Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

(f)          Counterparts. This Agreement and any amendments hereto may be signed in counterparts and, to the extent signed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(g)          Entire Agreement. This Agreement constitutes the entire agreement between the Company and Transferor with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, Transferor and the Company have executed this Agreement as of the date first written above.

COMPANY:

Twinlab Consolidated Holdings, Inc.

By:	/s/ Richard H. Neuwirth
Name: Richard H. Neuwirth
Title: Chief Legal Officer & Secretary

TRANSFEROR:

THOMAS A. TOLWORTHY

By:	/s/ Thomas A. Tolworthy

[Signature Page to Surrender Agreement]

EXHIBIT A

	Purchase	Shares
	Price	Purchased

John Rubini	$500,000.02	1,724,138 shares

Rubini Trust*	$250,000.01	862,069 shares

Clare Bertucio	$100,000.12	344,828 shares

Mark Kroloff	$100,000.12	344,828 shares

Michael Corrigan	$49,999.77	172,413 shares

Total:	$1,000,000.04	3,448,276 shares

*Full Name: Jonathan B. Rubini 2009 Family Exempt Trust, created under the Jonathan B. Rubini Family Trust, under trust agreement dated October 9, 2009

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